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Exhibit 99.7

SALLY HOLDINGS LLC
SALLY CAPITAL INC.

OFFER TO EXCHANGE THEIR
10.5% SENIOR SUBORDINATED NOTES DUE 2016
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR ANY AND ALL OF THEIR OUTSTANDING
UNREGISTERED 10.5% SENIOR SUBORDINATED NOTES DUE 2016

PURSUANT TO THE
PROSPECTUS DATED                        , 2007

TO:
BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES, AND OTHER NOMINEES:

        Sally Holdings LLC and Sally Capital Inc. (together, the "Companies") are offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the enclosed Prospectus, dated                        , 2007 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), their 10.5% Senior Subordinated Notes due 2016 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of their outstanding 10.5% Senior Subordinated Notes due 2016 (the "Existing Notes"). The Exchange Offer is being made in order to satisfy obligations of the Companies contained in the Registration Rights Agreement among the Companies, the guarantors listed therein, Merrill Lynch, Pierce, Fenner & Smith Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Inc., and Banc of America Securities LLC.

        In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names.

        For your information and for forwarding to your clients, we are enclosing the following documents:

    1.
    Prospectus dated                        , 2007;

    2.
    A Letter of Transmittal for your use and for the information of your clients;

    3.
    A form of Notice of Guaranteed Delivery; and

    4.
    A form of letter that may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                        , 2007, UNLESS EXTENDED.

        The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered.

        To participate in the Exchange Offer, a beneficial holder must either (1) cause to be delivered to Wells Fargo Bank, N.A. (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, definitive registered notes representing Existing Notes in proper form for transfer together with a properly executed Letter of Transmittal or (2) cause a Depository Trust Company ("DTC") participant to tender such holder's Existing Notes to the Exchange Agent's account maintained at DTC for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message whereby the DTC participant acknowledges and agrees to be bound by the terms of the Letter of Transmittal and that the Companies may enforce that agreement against the DTC participant. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC participant confirms on behalf of itself and the beneficial owners of tendered Existing Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed, and returned the Letter of Transmittal to the Exchange Agent. You will need to contact those of your clients for whose account you hold definitive registered notes or book-entry interests representing Existing Notes and seek their instructions regarding the Exchange Offer.

        Pursuant to the Letter of Transmittal, each holder (a "Holder") of the Existing Notes will represent that: (1) the New Notes are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not the Holder is such person; (2) neither the Holder nor any such other person receiving the New Notes is engaged or intends to engage in the distribution of such New Notes within the meaning of the Securities Act; (3) neither the Holder nor any such other person receiving the New Notes has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act; and (4) the Holder is not an "affiliate" of either of the Companies within the meaning of the Securities Act.

        If the Holder or such other person is a broker-dealer who is receiving the New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities, each Holder of the Existing Notes will acknowledge and represent that: (1) the Holder or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes (but by so acknowledging or by delivering a prospectus, such Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act) and (2) the Holder has not entered into any arrangement or understanding with either of the Companies or any "affiliate" of either of the Companies within the meaning of the Securities Act to distribute the New Notes in connection with any resale of the New Notes.

        If the Holder or such other person is located or resident in any member state of the European Economic Area, the Holder or such other person will represent that the Holder or such other person is a qualified investor in such member state of the European Economic Area, and in the case of any New Notes that may be acquired by the Holder or such other person as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive 2003/71/EC as implemented in such member state of the European Economic Area: (1) the Holder or such other person will not have acquired the New Notes on behalf of, or with a view to offering or reselling the New Notes to, persons in any member state of the European Economic Area other than a qualified investor in such member state of the European Economic Area; or (2) where the New Notes may be acquired by the Holder or such other person on behalf of persons in any member state of the European Economic Area other than a qualified investor in such member state of the European Economic Area, the offer of those New Notes to it would not be treated under the Prospectus Directive 2003/71/EC as implemented in such member state of the European Economic Area as having been made to such other persons.

        If the Holder or such other person is located or resident in the United Kingdom, the Holder will further represent that the Holder or such other person is a qualified investor in a member state of the European Economic Area and is either (1) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the "Order," or (2) a high net worth company or other person to whom a prospectus may be lawfully communicated falling within Article 49(2) (a) to (d) of the Order.

        If a Holder of the Existing Notes or any such other person is participating in the Exchange Offer for the purpose of distributing the New Notes, such Holder will acknowledge that (1) the Holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters regarding exchange offers and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and (2) the Holder may incur liability under the Securities Act if it fails to comply with such requirements, liability from which it is not indemnified by either of the Companies. If a Holder of Existing Notes or any such other person is an "affiliate" of either of the Companies within the meaning of the Securities Act, such Holder understands and acknowledges that the Holder or such other person may not offer for resale, resell, or otherwise transfer such New Notes without registering them under the Securities Act or without an exemption therefrom.

        The enclosed "Instructions to Registered Holder or DTC participant from Beneficial Owner" form contains an authorization by the beneficial owners of Existing Notes for you to make the foregoing representations. You should forward this form to your clients and ask them to complete it and return it to you. You will then need to tender Existing Notes on behalf of those of your clients who ask you to do so.

        The Companies will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Existing Notes pursuant to the Exchange Offer. The Companies will pay or cause to be paid any transfer taxes payable on the transfer of Existing Notes to them, except as otherwise provided in the section "The Exchange Offers—Fees and Expenses" of the enclosed Prospectus.

        Additional copies of the enclosed materials may be obtained from the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

                      Very truly yours,

                       SALLY HOLDINGS LLC
                      SALLY CAPITAL INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS CONSTITUTES YOU THE AGENT OF THE COMPANIES OR THE EXCHANGE AGENT OR AUTHORIZES YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT FROM REGISTERED HOLDER WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by the Companies with respect to their Existing Notes.

        This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

        The principal amount of the Existing Notes held by you for the account of the undersigned is (fill in the amount):

        $                                                         (principal amount of Existing Notes)

        $                                                         (principal amount of Existing Notes).

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER ALL of the Existing Notes held by you for the account of the undersigned.

  ☐
  To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

            $                                                         (principal amount of Existing Notes)

            $                                                         (principal amount of Existing Notes).

  ☐
  NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

        If the undersigned is instructing you to tender the Existing Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

        (a)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Existing Notes, including but not limited to the representations that: (1) the New Notes are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned is such person; (2) neither the undersigned nor any such other person receiving the New Notes is engaged or intends to engage in the distribution of such New Notes within the meaning of the Securities Act; (3) neither the undersigned nor any such person receiving the New Notes has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act; and (4) the undersigned is not an "affiliate" of either of the Companies within the meaning of the Securities Act.

        (b)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned is a broker-dealer receiving the New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities, including but not limited to, the representations that: (1) the undersigned or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes (but by so acknowledging or by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act) and (2) the undersigned has not entered into any arrangement or understanding with either of the Companies or any "affiliate" of either of the Companies within the meaning of the Securities Act to distribute the New Notes in connection with any resale of the New Notes.

        (c)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned or such other person is located or resident in any member state of the European Economic Area, that the undersigned or such other person is a qualified investor in such member state of the European Economic Area, and in the case of any New Notes that may be acquired by the undersigned or such other person as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive 2003/71/EC as implemented in such member state of the European Economic Area: (1) the undersigned or such other person will not have acquired the New Notes on behalf of, or with a view to offering or reselling the New Notes to, persons in any member state of the European Economic Area other than a qualified investor in such member state of the European Economic Area; or (2) where the New Notes may be acquired by the undersigned or such other person on behalf of persons in any member state of the European Economic Area other than a qualified investor in such member state of the European Economic Area, the offer of those New Notes to it would not be treated under the Prospectus Directive 2003/71/EC as implemented in such member state of the European Economic Area as having been made to such other persons.

        (d)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned or such other person is located or resident in the United Kingdom, that the undersigned or such other person is a qualified investor in a member state of the European Economic Area and is either (1) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the "Order," or (2) a high net worth company or other person to whom a prospectus may be lawfully communicated falling within Article 49(2) (a) to (d) of the Order.

        (e)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the acknowledgements contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned or any such other person is participating in the Exchange Offer for the purpose of distributing the New Notes, including, but not limited to, the acknowledgement that: (1) the undersigned or such other person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters regarding exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction; (2) the undersigned or such other person may incur liability under the Securities Act if the undersigned or such other person fails to comply with such requirements, liability from which the undersigned or such other person is not indemnified by either of the Companies; (3) if the undersigned or any such other person is an "affiliate" of either of the Companies within the meaning of the Securities Act, the undersigned or such other person understands and acknowledges that the undersigned or such other person may not offer for resale, resell, or otherwise transfer such New Notes without registering them under the Securities Act or without an exemption therefrom;

        (f)    to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (g)   to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Existing Notes.

[Remainder of page intentionally left blank.]

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:                                                                 , 2007

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OFFER TO EXCHANGE THEIR 10.5% SENIOR SUBORDINATED NOTES DUE 2016 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 10.5% SENIOR SUBORDINATED NOTES DUE 2016
INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT FROM REGISTERED HOLDER WITH RESPECT TO THE EXCHANGE OFFER
SIGN HERE